UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2011

MEDIA TECHNOLOGIES, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-53214	26-1703958
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1393 North Bennett Circle, Farmington, Utah 84025
(Address of principal executive offices)
(801) 916-3884
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On June 14, 2011, Media Technologies, Inc. (“Media Technologies” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Our World Live, Inc., a Nevada corporation (“OWL”), Owl Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of Media Technologies (“Merger Sub”), and a certain Major Shareholder of OWL (the “Major Shareholder”) whereby Media Technologies will acquire OWL through the Merger of OWL with and into Merger Sub (the “Merger”) with Merger Sub being the surviving corporation, and the business of OWL continuing through Merger Sub, under the name Our World Live Inc., as a wholly-owned subsidiary of the Company.

Under the terms of the Merger Agreement, the Company will acquire all of the outstanding equity interest of OWL, a private company for not more than 15,000,000 restricted shares of the Company.

The Merger has been approved by the board of directors of both Media Technologies and OWL.  The transaction is subject to certain approvals and satisfaction of customary closing and other conditions.  Media Technologies expects the Merger to close on or about June 30, 2011.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.01 to this current report on Form 8-K (this “Report”) and the information contained therein is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)      Exhibits

Exhibit
Number	Description of Exhibit
2.01	Agreement and Plan of Merger dated June 14, 2011 by and among Media Technologies, Inc., Our World Live, Inc., Owl Acquisition, Inc. and a certain Major Shareholder.*

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Media Technologies hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Media Technologies, Inc.

Dated: June 15, 2011

/s/ Bryant D. Cragun

By: Bryant D. Cragun

Its:  President

EXHIBIT INDEX

Exhibit
Number	Exhibit
2.01	Agreement and Plan of Merger dated June 14, 2011 by and among Media Technologies, Inc., Our World Live, Inc., Owl Acquisition, Inc. and a certain Major Shareholder.*